EXHIBIT 99.1
For More Information:
Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882
Brady Corporation Reports Fiscal 2011 Fourth Quarter Results and Announces Share Buyback Program.
MILWAUKEE (September 12, 2011)—Brady Corporation (NYSE: BRC), a world leader in identification solutions, today reported its full year fiscal 2011 financial results and financial results for the fourth quarter ended July 31, 2011. The company also announced that its Board of Directors authorized a share buyback program for up to two million shares of the company’s Class A Common Stock.
Year Ended July 31, 2011:
Net income for the year ended July 31, 2011 was up 32.6 percent to $108.7 million compared to $82.0 million for the year ended July 31, 2010. Excluding $6.6 million of after-tax restructuring charges for the year-ended July 31, 2011 and $11.4 million of after-tax restructuring charges for the year ended July 31, 2010, net income was up 23.4 percent to $115.3 million for the year ended July 31, 2011 compared to $93.4 million for the year ended July 31, 2010.
Earnings per diluted Class A Common Share were up 31.6 percent to $2.04 for the year ended July 31, 2011 compared to $1.55 for the year ended July 31, 2010. Excluding after-tax restructuring charges, earnings per diluted Class A Common Share increased 22.7 percent to $2.16 for the year ended July 31, 2011 compared to $1.76 per share for the year ended July 31, 2010.
Sales for the year-ended July 31, 2011 were up 6.4 percent to $1.34 billion compared to $1.26 billion for the year ended July 31, 2010. Organic sales growth was 2.9 percent, acquisitions net of divestitures contributed 1.0 percent to sales growth, and the impact of foreign currency translation increased sales by 2.5 percent during the year ended July 31, 2011. By segment, organic sales increased 3.2 percent in the Americas, 4.7 percent in Europe and 0.4 percent in the Asia-Pacific region.
Fourth Quarter Ended July 31, 2011:
Net income for the quarter ended July 31, 2011 was up 37.0 percent to $29.6 million compared to $21.6 million in the same quarter last year. Excluding $1.6 million of after-tax restructuring charges in the fourth quarter of fiscal 2011 and $4.6 million of after-tax restructuring charges in the same quarter last year, net income was up 19.1 percent to $31.2 million compared to $26.2 million in the same quarter last year.
Earnings per diluted Class A Common Share were up 34.1 percent to $0.55 in the fourth quarter of fiscal 2011 compared to $0.41 in the fourth quarter of fiscal 2010. Excluding after-tax restructuring charges, earnings per diluted Class A Common Share increased 18.4 percent to $0.58 in the fourth quarter of fiscal 2011 compared to $0.49 per share in the same quarter of fiscal 2010.
Sales for the fiscal 2011 fourth quarter were up 6.3 percent to $343.1 million compared to $322.9 million in the fourth quarter of fiscal 2010. Organic sales declined 0.6 percent, divestitures, net of acquisitions reduced sales by 0.2 percent, and the impact of foreign currency translation increased sales by 7.1 percent. By segment, organic sales increased 2.0 percent in Europe and 0.4 percent in the Asia-Pacific region and decreased 2.7 percent in the Americas’ region.

Share Buyback Program:
Brady’s Board of Directors has authorized a share buyback program for up to two million shares of the Company’s common stock. The share repurchase plan may be implemented from time to time on the open market or in privately negotiated transactions.
Commentary and Guidance:
“I am pleased with our strong earnings and cash flow both in the fourth quarter and the full fiscal year in light of a still challenging economy and relative moderate organic growth for the company. This is a testament to the positive impact BBPS is having on efficiency and productivity. During fiscal 2011, we returned $38.1 million of cash to our shareholders in the form of dividends, repaid $61.3 million of debt while increasing our cash position by $75.1 million; ending with $390 million of cash on hand at July 31, 2011,” said Frank M. Jaehnert, Brady’s President and Chief Executive Officer. “I’m also happy to report that our Board of Directors authorized a share buyback program for up to 2 million shares and approved an increase in the dividend to our shareholders for the 26th straight year.”
“We remain focused on putting our cash to work through investment in organic growth opportunities as well as strategic acquisitions,” said Brady Chief Financial Officer Thomas J. Felmer. “As we look into fiscal 2012, we remain cautious about the health of the overall global economy. We believe that the pace of economic growth will be modest. Accordingly, we anticipate low-single-digit organic sales growth in fiscal 2012. For fiscal 2012, we expect earnings per diluted Class A Common Share of between $2.30 and $2.50, exclusive of after-tax restructuring charges. This guidance is based on current exchange rates, a full-year tax rate in the mid-20 percent range, capital expenditures of approximately $25 million, and depreciation and amortization of $45 million.”
A webcast regarding Brady’s fiscal 2011 fourth quarter financial results will be available at www.investor.bradycorp.com beginning at 9:30 a.m. Central Time today.
Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has millions of customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and employs approximately 6,500 people at operations in the Americas, Europe and Asia-Pacific. Brady’s fiscal 2011 sales were approximately $1.34 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady’s substantial intangible assets; Brady’s ability to retain significant contracts and customers; risks associated with international operations; Brady’s ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady’s ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2010. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended Jul 31,			Twelve Months Ended Jul 31,
			Percentage			Percentage
	2011	2010	Change	2011	2010	Change
Net sales	$343,104	$322,894	6.3%	$1,339,597	$1,259,096	6.4%
Cost of products sold	178,068	164,155	8.5%	683,401	635,799	7.5%

Gross margin	165,036	158,739	4.0%	656,196	623,297	5.3%

Operating expenses:
Research and development	10,775	11,671	-7.7%	43,001	42,621	0.9%
Selling, general and administrative	109,421	107,268	2.0%	441,815	435,906	1.4%
Restructuring charge	2,202	5,717	-61.5%	9,188	15,314	-40.0%

Total operating expenses	122,398	124,656	-1.8%	494,004	493,841	0.0%

Operating income	42,638	34,083	25.1%	162,192	129,456	25.3%

Other income (expense):
Investment and other income (expense)	1,098	(105)	-1145.7%	3,990	1,168	241.6%
Interest expense	(5,484)	(5,750)	-4.6%	(22,124)	(21,222)	4.3%

Income before income taxes	38,252	28,228	35.5%	144,058	109,402	31.7%

Income taxes	8,669	6,636	30.6%	35,406	27,446	29.0%

Net income	$29,583	$21,592	37.0%	$108,652	$81,956	32.6%

Per Class A Nonvoting Common Share:
Basic net income	$0.56	$0.41	36.6%	$2.06	$1.56	32.1%
Diluted net income	$0.55	$0.41	34.1%	$2.04	$1.55	31.6%
Dividends	$0.18	$0.175	2.9%	$0.72	$0.70	2.9%

Per Class B Voting Common Share:
Basic net income	$0.56	$0.41	36.6%	$2.04	$1.55	31.6%
Diluted net income	$0.55	$0.41	34.1%	$2.03	$1.53	32.7%
Dividends	$0.18	$0.175	2.9%	$0.70	$0.68	3.0%

Weighted average common shares outstanding (in thousands):
Basic	52,815	52,476		52,639	52,402
Diluted	53,333	52,872		53,133	52,946

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(Unaudited)
	July 31, 2011	July 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$389,971	$314,840
Accounts receivable, net	228,483	221,621
Inventories:
Finished products	62,152	52,906
Work-in-process	14,550	13,146
Raw materials and supplies	27,484	28,620

Total inventories	104,186	94,672
Prepaid expenses and other current assets	35,647	37,839

Total current assets	758,287	668,972

Other assets:
Goodwill	800,343	768,600
Other intangible assets, net	89,961	103,546
Deferred income taxes	53,755	39,103
Other	19,244	20,808

Property, plant and equipment:
Cost:
Land	6,406	6,265
Buildings and improvements	104,644	101,138
Machinery and equipment	305,557	289,727
Construction in progress	11,226	9,873

	427,833	407,003

Less accumulated depreciation	287,918	261,501

Property, plant and equipment — net	139,915	145,502

Total	$1,861,505	$1,746,531

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$98,847	$96,702
Wages and amounts withheld from employees	69,798	67,285
Taxes, other than income taxes	7,612	7,537
Accrued income taxes	9,954	10,138
Other current liabilities	54,406	50,862
Current maturities on long-term debt	61,264	61,264

Total current liabilities	301,881	293,788

Long-term obligations, less current maturities	331,914	382,940

Other liabilities	71,518	64,776

Total liabilities	705,313	741,504

Stockholders’ investment:
Common stock:
Class A nonvoting common stock — Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 49,284,252 and 48,875,716 shares, respectively	513	513
Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	307,527	304,205
Income retained in the business	789,100	718,512
Treasury stock — 1,667,235 and 2,175,771 shares, respectively of Class A nonvoting common stock, at cost	(50,017)	(66,314)
Accumulated other comprehensive income	113,898	50,905
Other	(4,864)	(2,829)

Total stockholders’ investment	1,156,192	1,005,027

Total	$1,861,505	$1,746,531

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	(Unaudited)
	Twelve Months Ended
	July 31,
	2011	2010
Operating activities:
Net income	$108,652	$81,956
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,827	53,022
Deferred income taxes	(8,161)	(6,834)
Gain on the sale of business (pre-tax)	(4,394)	—
Non-cash portion of restructuring charges	2,155	2,260
Non-cash portion of stock-based compensation expense	9,830	9,721
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	7,680	(29,479)
Inventories	(2,886)	426
Prepaid expenses and other assets	5,624	(3,502)
Accounts payable and accrued liabilities	(3,365)	52,410
Income taxes	3,388	5,258

Net cash provided by operating activities	167,350	165,238

Investing activities:
Acquisition of business, net of cash acquired	(7,970)	(30,431)
Payments of contingent consideration	(1,528)	—
Divestiture of business, net of cash retained in business	12,980	—
Purchases of property, plant and equipment	(20,532)	(26,296)
Settlement of net investment hedges	(5,542)	6,248
Other	(39)	1,798

Net cash used in investing activities	(22,631)	(48,681)

Financing activities:
Payment of dividends	(38,064)	(36,786)
Proceeds from issuance of common stock	8,193	3,717
Principal payments on debt	(61,264)	(44,893)
Proceeds from issuance of debt	—	94,915
Purchase of treasury stock	—	(2,537)
Income tax benefit from the exercise of stock options and deferred compensation distribution, and other	(439)	859

Net cash (used in) provided by financing activities	(91,574)	15,275

Effect of exchange rate changes on cash	21,986	(5,148)

Net increase in cash and cash equivalents	75,131	126,684
Cash and cash equivalents, beginning of period	314,840	188,156

Cash and cash equivalents, end of period	$389,971	$314,840

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$21,298	$21,626
Income taxes, net of refunds	35,851	30,870
Acquisitions:
Fair value of assets acquired, net of cash	$4,624	$15,366
Liabilities assumed	(1,446)	(5,201)
Goodwill	4,792	20,266

Net cash paid for acquisitions	$7,970	$30,431

Information by regional segment for the three and twelve months ended July 31, 2011 and 2010 is as follows:

					Corporate and
(in thousands)	Americas	Europe	Asia-Pacific	Total Region	Eliminations	Total Company
SALES TO EXTERNAL CUSTOMERS
Three months ended:
July 31, 2011	$146,212	$102,970	$93,922	$343,104	$—	$343,104
July 31, 2010	$148,929	$91,020	$82,945	$322,894	$—	$322,894
July 31, 2009	$124,867	$86,567	$75,769	$287,203	$—	$287,203

Twelve months ended:
July 31, 2011	$577,428	$404,955	$357,214	$1,339,597	$—	$1,339,597
July 31, 2010	$551,185	$380,121	$327,790	$1,259,096	$—	$1,259,096
July 31, 2009	$534,440	$367,156	$307,106	$1,208,702	$—	$1,208,702

SALES GROWTH INFORMATION
Three months ended July 31, 2011:
Base	-2.7%	2.0%	0.4%	-0.6%	—	-0.6%
Currency	1.6%	12.8%	10.5%	7.1%	—	7.1%
Acquisitions/Divestitures	-0.7%	-1.6%	2.3%	-0.2%	—	-0.2%

Total	-1.8%	13.2%	13.2%	6.3%	—	6.3%

Twelve months ended July 31, 2011:
Base	3.2%	4.7%	0.4%	2.9%	—	2.9%
Currency	1.1%	0.6%	6.9%	2.5%	—	2.5%
Acquisitions/Divestitures	0.5%	1.2%	1.7%	1.0%	—	1.0%

Total	4.8%	6.5%	9.0%	6.4%	—	6.4%

SEGMENT PROFIT (LOSS)
Three months ended:
July 31, 2011	$36,850	$29,882	$11,775	$78,507	$(3,655)	74,852
July 31, 2010	$34,964	$25,035	$13,516	$73,515	$(3,970)	69,545
Percentage increase (decrease)	5.4%	19.4%	-12.9%	6.8%		7.6%

Twelve months ended:
July 31, 2011	$145,516	$112,047	$50,105	$307,668	$(15,742)	$291,926
July 31, 2010	$125,169	$103,316	$52,105	$280,590	$(14,131)	$266,459
Percentage increase (decrease)	16.3%	8.5%	-3.8%	9.7%		9.6%
NET INCOME RECONCILIATION (in thousands)

	Three months ended:		Twelve months ended:
	July 31, 2011	July 31, 2010	July 31, 2011	July 31, 2010
Total profit for reportable segments	$78,507	$73,515	$307,668	$280,590
Corporate and eliminations	(3,655)	(3,970)	(15,742)	(14,131)
Unallocated amounts:
Administrative costs	(30,012)	(29,745)	(120,546)	(121,689)
Restructuring costs	(2,202)	(5,717)	(9,188)	(15,314)
Investment and other income (expense)	1,098	(105)	3,990	1,168
Interest expense	(5,484)	(5,750)	(22,124)	(21,222)

Income before income taxes	38,252	28,228	144,058	109,402
Income taxes	(8,669)	(6,636)	(35,406)	(27,446)

Net income	$29,583	$21,592	$108,652	$81,956

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

	Fiscal 2011
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$26,281	$24,199	$28,589	$29,583	$108,652
Interest expense	5,687	5,850	5,103	5,484	22,124
Income taxes	9,925	8,205	8,607	8,669	35,406
Depreciation and amortization	12,594	12,908	12,020	11,305	48,827

EBITDA (non-GAAP measure)	$54,487	$51,162	$54,319	$55,041	$215,009

	Fiscal 2010
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$21,668	$15,001	$23,695	$21,592	$81,956
Interest expense	5,162	5,163	5,147	5,750	21,222
Income taxes	8,775	4,842	7,193	6,636	27,446
Depreciation and amortization	13,817	13,549	12,910	12,746	53,022

EBITDA (non-GAAP measure)	$49,422	$38,555	$48,945	$46,724	$183,646

(1)
Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.